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                                                                   EXHIBIT 10.20

                               CELADON GROUP, INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

To Whom the Code Applies

         This Code applies to all Celadon employees, including, but not limited to, its principal executive officer; senior financial officer; principal financial officer and controllers, or principal accounting officer; or persons performing similar functions. Its purpose is to deter wrong doing.

The Standard of Conduct

         Celadon employees must maintain the highest standards of ethical conduct in their work. Behaving ethically means avoiding: actual or apparent conflicts of interest between personal and professional relationships; lying; cheating; and stealing, as well as deception and subterfuge. Behaving ethically also means personal compliance with all applicable governmental laws, rules, and regulations.

         Every employee records information of some kind which is used for business purposes. Full, fair, accurate, understandable and timely reporting of information is critical. Any employee who falsifies, alters, or misrepresents data, information, (including financial information), or records/accounts, whether in a filing with an administrative agency or in a public communication, will be severely disciplined if not discharged.

Reporting Misconduct

         The duty and responsibility to accurately and honestly report information and to not lie, cheat, steal or deceive extends to and includes the duty to report those who breach this duty and responsibility and to provide information or participate in a proceeding wherein someone is alleged to have violated this duty and responsibility.

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People Who Report Misconduct Are Protected

         Employees who report unethical conduct, or who provide information in an investigation of alleged unethical behavior, are protected against retaliation or adverse employment actions that are taken against the employee for reporting the unethical conduct or participating in the investigation. This protection extends to, but is not limited to, employees who report alleged violations of the Securities and Exchange Commission rules relating to fraud against shareholders or any federal or state securities or anti fraud law.

To Whom Is The Report To Be Made

         If you have any reason to believe that any employee has done anything illegal or unethical, such as dishonestly reporting information or altering Company records, your obligation to report the behavior can be fulfilled by calling (317) 972 - 7064 and speaking with Ken Core or leaving a recorded message with your name and return phone number. You can also file your report by e-mail addressed to kcore@celadontrucking.com. You will never be adversely impacted for making such a good faith report. If you are in doubt about whether a particular occurrence is an event you should report, you should call the same number listed above and discuss your concern or send your inquiry to Ken Core.

Insider Trading/Access To Non-Public Information

         If you learn information that directly or indirectly relates to Celadon or could impact its value or stock price, you must not share that information with persons who have no business reason to know what you know. It would be illegal for you to personally invest, or cause others (e.g., friends, relatives) to invest for themselves or for you based on that information. Celadon has adopted a separate Insider Trading Policy which includes, among other provisions, specific prohibitions on trading on non-public information or "tipping" others who might trade.

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Corporate Opportunities

         Employees, Officers and Directors must never take for themselves personally opportunities that are discovered through the use of corporate property, information or position. Likewise, employees, Officers, and Directors must never use corporate property or information for personal gain or to compete with the Company. Your work hours are to be devoted solely to activities directly related to Celadon business. You may not perform work for or solicit business for any other employer if it presents a conflict of interest that detracts from the Company's goals, causes the individual's job performance to deteriorate, or reflects in a negative way on the Company. Work or employment for a competitor of the Company is discouraged and could be the basis for immediate discharge. Any employee seeking outside work or employment must have it approved by their department manager before commencing the work or employment.

Proper Use Of Company Assets

         All Company assets, (e.g., phones, computers, etc.) should be used solely for legitimate business purposes. Carelessness and waste are as unacceptable as theft.

Proprietary And/Or Confidential Information

         Proprietary information is sensitive, confidential, private or classified technical, financial, personnel or business information. This includes trade secrets. You must not misuse or disclose such information to non-employees of Celadon (including family and friends). This obligation on your part not to disclose or misuse Celadon proprietary/confidential information continues when and if you leave Celadon for whatever reason.

Relationships With Customers/Suppliers

         You must treat all customers/suppliers fairly and according to applicable laws, customs and regulations. Business decisions regarding suppliers must be made on the basis of the quality,

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delivery, value and reliability of the product or service offered. Employees may not borrow money or accept advances or other personal payments or gifts,(1) including gifts of entertainment, from any person or company doing or seeking to do business with Celadon.

         1. Business dining as a guest of a supplier should not occur unless approved in advance by the immediate supervisor of the Company.

         2. Travel and overnight accommodations paid for by a supplier are not allowed.

         3. Travel in a supplier/customer plane must have the recommendation of the immediate supervisor and the prior written approval of an Officer of the Company.

         When doing business with federal, state or local governmental customers, Celadon employees may never offer any favors or gratuities to the customer. This prohibition includes purchasing meals for the customer or providing the customer even minor amenities. Most governmental customers have a zero tolerance policy as regards soliciting or accepting favors or gratuities and this Celadon Policy is intended to avoid what could otherwise become embarrassing situations for the customer and become a reason for the customer terminating its business relationship with Celadon.

Conflicts of Interest

         A "conflict" occurs when an individual's private interest interferes or even appears to interfere in any way with the person's professional relationships and/or the interests of Celadon. You are conflicted if you take actions or have interests that may make it difficult for you to

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(1) Gifts reasonably valued at $100.00 or less or given in conjunction with a holiday which can be shared

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perform your work for the Company objectively and effectively. Likewise, you are conflicted if you or a member of your family receives improper personal benefits as a result of your position in the Company (directly or through a company they are employed by or in which they have an ownership interest). If you think you have been, are, or may become conflicted, report the situation to Ken Core or by e-mail to kcore@celadontrucking.com immediately. The prompt reporting of such situations will be favorably weighted should it be determined that corrective actions need to be administered.

Waivers/Changes

         No waivers or changes in any provisions of this Code of Business Conduct and Ethics can be granted by any person other than the Chairman and Chief Executive Officer of Celadon or a member of the Board of Directors. Any waiver or change will be in writing and will be promptly disclosed to the public, in accordance with rules applicable to public companies like Celadon. Public disclosure will be made within two (2) business days after the waiver is granted or change is made. It will be made by the filing of a Securities and Exchange Commission Form 8-K. Concurrently, notice will be made by a posting on the Company website, which posting will be retained for at least 12 months after it is initially posted.

Accountability

         Violations of this Code of Business Conduct and Ethics will result in discipline up to and including termination and/or civil and/or criminal prosecution.

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and consumed by employees while at work (e.g., baskets of fruit, cheese) are not prohibited under this policy.

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